UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008 (October 8, 2008)

Knight Energy Corp.

(Exact name of registrant as specified in its charter)

Maryland	000-52470	87-0583192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Lake Carolyn Parkway, Suite 850, Irving, TX 75039

 (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: (972) 401-1133

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On October 8, 2008 Knight Energy Corp. (the “Company”) and HD Special-Situations, LP (the “Lender”) entered into an Amendment to Note Purchase Agreement (the “Amended Agreement”) amending the July 3, 2008 Note Purchase Agreement (the “July Agreement”) between them. Under the Amended Agreement, the Company issued to the Lender a 15% Senior Secured Promissory Note (the “New Note”) which replaced and superseded the 15% Senior Secured Promissory Notes, with aggregate face amounts of $4,000,000, that the Company had issued to the Lender through the May 20, 2008 Note Purchase Agreement (the “May Agreement”) and the July Agreement. The principal amount of the New Note issued to the Lender is $4,250,000, which the Company is required to repay in full, and the maximum total funding available under the New Note is $4,000,000, for which the Company drew the final $610,350 on October 9, 2008. The Company is permitted to use the funds received under the New Note for (i) the purchase and subsequent refurbishment of two oil drilling rigs; (ii) continuation of its drilling and land acquisition programs; and (iii) general corporate purposes.

The Lender secured the Company’s obligations under the New Note with a first-priority security interest in the same assets with which it had secured the Company’s obligations under the original 15% Senior Secured Promissory Notes. Those secured assets consist of all existing and later acquired assets owned by the Company, and all existing and later acquired assets owned by Charles Hill Drilling, Inc., a wholly-owned subsidiary of the Company.

The New Note is due and payable on March 31, 2009, provided, however, that if an Event of Default occurs (as described below), fifty percent of the Company’s and its subsidiaries’ EBITDA (minus interest, mutually agreed-upon capital expenditures, cash taxes and principal payments made during such month to the Lender under the New Note) each month will be used to repay the outstanding principal amount of the New Note until (i) cure or waiver of the Event of Default, or (ii) all principal with respect to the New Note is paid in full.

Under the terms of the New Note, an “Event of Default” includes, but is not limited to: (i) failure of the Company or CHD to make a payment within three (3) business days of the due date; (ii) Charles L. Hill ceasing to provide full-time services to CHD in an executive capacity; and/or (iii) the Company’s failure to timely file any filing required to be made with the Securities and Exchange Commission. During any period that an Event of Default exists and has not been cured or waived, the interest rate on the New Note will automatically increase to 19%.

To the extent that the New Note constitutes a security under the Securities Act of 1933 (the “Securities Act”), the New Note qualifies for exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D. The New Note qualified for this exemption from registration because, among other things, (i) the Company did not engage in any general solicitation or advertising to market the New Note;  (ii) all the Company's reports filed under the Securities Exchange Act of 1934 were made available to the Lender; (iii) the Lender was provided the opportunity to ask questions and receive answers from the Company regarding the New Note; and (iv) the New Note was issued to an entity with knowledge and experience in financial and business matters so that the Lender was capable of evaluating the merits and risks of an investment in the Company.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth in Item 1.01 of this Report is incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities.

To the extent applicable, the information set forth in Item 1.01 of this Report is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to Note Purchase Agreement dated October 8, 2008.

10.2	Secured Note dated October 8, 2008.

10.3	Second Amendment to Security Agreement dated October 8, 2008.

10.4	Second Amendment to Corporate Guaranty dated October 8, 2008.
10.5	Second Amendment to Deed of Trust dated October 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2008	Knight Energy Corp.

	By:	/s/ Bruce A. Hall
	Title:	Chief Financial Officer

Exhibit Index

10.1	Amendment to Note Purchase Agreement dated October 8, 2008.

10.2	Secured Note dated October 8, 2008.

10.3	Second Amendment to Security Agreement dated October 8, 2008.

10.4	Second Amendment to Corporate Guaranty dated October 8, 2008.
10.5	Second Amendment to Deed of Trust dated October 8, 2008.